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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statements of Monaco Coach Corporation on Form S-8 (File No's. 33-76372 and 333-64691) of our report dated January 27, 2001, on our audits of the consolidated financial statements and financial statement schedule of Monaco Coach Corporation as of January 1, 2000 and December 30, 2000, for each of the three fiscal years in the period December 30, 2000, which report is included in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon
March 28, 2001

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Exhibit 23.1